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                                                                  EXHIBIT NO. 12

EARNINGS TO FIXED CHARGES COMPUTATION

                                         2001          2000          1999         1998         1997
                                      -----------   -----------   ----------   ----------   ----------
                                                               (IN THOUSANDS)
Earnings:
  Income before income taxes........  $   827,470   $   711,397   $  658,716   $  547,809   $  477,851
Plus:
  Fixed charges.....................    1,657,293     2,022,278    1,553,080    1,398,114    1,199,730
Less:
  Capitalized interest..............         (156)         (637)      (1,371)        (919)      (1,732)
                                      -----------   -----------   ----------   ----------   ----------
Earnings, including interest on
  deposits(a).......................    2,484,607     2,733,038    2,210,425    1,945,004    1,675,849
Less:
  Interest on deposits..............   (1,077,171)   (1,292,565)    (962,504)    (897,903)    (745,122)
                                      -----------   -----------   ----------   ----------   ----------
Earnings, excluding interest on
  deposits(b).......................  $ 1,407,436   $ 1,440,473   $1,247,921   $1,047,101   $  930,727
                                      ===========   ===========   ==========   ==========   ==========
Fixed Charges:
  Interest expense..................  $ 1,642,658   $ 2,008,351   $1,539,538   $1,386,256   $1,186,079
  Capitalized interest..............          156           637        1,371          919        1,732
  Amortization of debt expense......          835           629          461          681          602
  Interest portion of rent
    expense*........................       13,644        12,661       11,710       10,258       11,317
                                      -----------   -----------   ----------   ----------   ----------
         Total fixed charges(c).....    1,657,293     2,022,278    1,553,080    1,398,114    1,199,730
Less:
  Interest on deposits..............   (1,077,171)   (1,292,565)    (962,504)    (897,903)    (745,122)
                                      -----------   -----------   ----------   ----------   ----------
         Total fixed charges
           excluding interest
           expense on deposits(d)...  $   580,122   $   729,713   $  590,576   $  500,211   $  454,608
                                      ===========   ===========   ==========   ==========   ==========
Earnings to fixed charges:
Including interest on
  deposits(a/c).....................  $      1.50   $      1.35   $     1.42   $     1.39   $     1.40
Excluding interest on
  deposits(b/d).....................         2.43          1.97         2.11         2.09         2.05

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* Assumed to be one-third of total rent expense.